VERUS INTERNATIONAL ANNOUNCES ACQUISITION OF BIG LEAGUE FOODS, INC. – GAINS LICENSE WITH MAJOR LEAGUE BASEBALL

Gaithersburg, MD – April 26, 2019 – Verus International, Inc. (“Verus” or the “Company”) (OTCPink:VRUS) today announced its acquisition of Big League Foods, Inc. (“Big League Foods”), which has a license with Major League Baseball Properties, Inc. (“MLB”) to sell MLB-branded frozen dessert products and confections. The license covers all 30 MLB teams.

Upon the closing of the acquisition of all of the outstanding capital stock of Big League Foods, Big League Foods became a wholly-owned subsidiary of Verus. The initial ice cream product line will include grocery store-type packaging in 1.5 quart and pint container sizes, in addition to novelty “grab-and-go” size ice cream in cone, bar, and sandwich versions. The confections product line will include gummi and chocolate candies. Products will feature “home team” packaging to match the fan base in each region. More than 2,500 retail locations, including large national and regional retailers, have agreed to stock these MLB-branded products in their freezer cases.

“This is a great acquisition for Verus, because it gives us a 100% U.S. business channel and has the potential to scale up significantly over time,” explained Verus CEO, Anshu Bhatnagar. “These types of licenses come with built-in loyalty, because the product will bear the MLB logo and the signature name and emblem of the local team. In 2019, we intend to start distributing products to a handful of teams, with the goal to roll out products featuring all 30 teams as we build out our new business segment.”

Big League Foods founder, James Wheeler, will continue to lead the Company’s new wholly-subsidiary as its President and will join Verus at its corporate headquarters in Maryland.

“After thirty years in the food business, I know how important it is to have a great team and the right resources to successfully grow and gain shelf space,” said Mr. Wheeler. “Joining forces with Verus will enable us to grow much faster than we could have done as a private enterprise. Our ultimate vision is even bigger than this first MLB license, but also includes other confectionary products and other sports leagues and branding opportunities. Sports fans are loyal consumers, and we have the opportunity to gain a foothold in the $25 billion frozen dessert market via that loyalty.”

About Verus International, Inc.

Verus International, Inc., through its wholly-owned subsidiary, Verus Foods, Inc., an international supplier of consumer food products, is focused on international consumer packaged goods, foodstuff distribution and wholesale trade. The Company’s fine food products are sourced and exported internationally. For more details on Verus, please visit www.verusfoods.com or follow us on twitter at @verus_foods.

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332

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Contacts

Investor Contact:

MKR Group Inc.

Todd Kehrli or Mark Forney

vrus@mkr-group.com

MKR Group, Inc. | 12198 Ventura Blvd., Suite 200, Los Angeles, CA 91604 | Main: 323.468.2300 Fax: 323.205.4332